                     AGREEMENT OF TERMS AND CONDITIONS OF
                       EMPLOYMENT WITH INFORMIX IHQ LTD.


NAME:         Ken Coulter


JOB TITLE:    Executive Vice President, Worldwide Field Operations



Date of Commencement of Employment                          3rd February 1988
                                                            ------------------
Confirmed Date Of Commencement Of Assignment
(To be completed by the Company once assignment commences)
                                                            ------------------



SIGNED AND AGREED ON BEHALF OF INFORMIX IHQ LTD.




SIGNED:  /s/ Authorized Signatory                    DATE:  4, December 1996
         -------------------------------                    ------------------


TO BE COMPLETED BY EMPLOYEE:

I CONFIRM THAT I HAVE READ UNDERSTOOD AND AGREE WITH THE INFORMIX TERMS AND CONDITIONS OF EMPLOYMENT (REF: PL/09/92 -EXPAT) AND ACCEPT EMPLOYMENT ON THESE TERMS. (Except for clause 10.2.1).



SIGNED:  /s/ Ken Coulter                              DATE: 5th December 1996
         ------------------------                           -------------------

                STATEMENT OF TERMS AND CONDITIONS OF EMPLOYMENT
                             WITH INFORMIX IHQ LTD.
                                 (THE COMPANY)


(Given Pursuant to the Employment Protection Consolidation Act 1987 as amended - this Statement sets out the terms and conditions applicable to your employment subject to contrary provisions in your letter of employment).

1.   PLACE OF WORK/DUTIES:

     1.1 For the assignment duration the place of work is the Menlo Park office, 4100 Bohannon Drive, Menlo Park, California, USA. You will see and hear references to "Home and Host Country", the "Home Country" is the UK with the "Home Office" being Ashford, Menlo Park is the "Host Office" with the United States being the "Host Country".

     1.2 You may be required to travel in the UK or Overseas as Management may from time to time require should the need arise. This may involve traveling outside normal business hours and at weekends, bank or public holidays should the need arise.

     1.3 The Company reserves the right to require you to undertake additional or different duties to those you normally perform, provided always that the Company will not assign you duties which are not reasonably within your capabilities, or which are substantially inconsistent with your status within the Company.

2.   SALARY AND TAX OFFICE DETAILS:

     2.1  SALARIES:

          2.1.1 Salaries are paid as per "Host Country" practice, ie: semi-monthly.

          2.1.2 Your Salary will be reviewed at least annually. You will be notified in writing of any change to your salary. There is no contractual entitlement to any increase in your basic salary.

          2.1.3 If you are over/underpaid, whether due to a mistake of fact or law, this will be remedied at the next suitable payrun(s). If employment has since ceased, you agree to repay any monies owed.

          2.1.4 The Company shall be entitled at any time during your employment, or in any event on termination, howsoever arising, to deduct from your remuneration hereunder (including salary, commission and any bonus) any monies due from you to the Company including but not limited to any outstanding loans, advances, relocation expenses, tuition refunds, recoverable draw, the cost of repairing any damage or loss to the Company's property caused by you (and of recovering the same), excess holiday, any sums due from you in connection with the Company Car and any other monies owed by you to the Company.

3.   OTHER BENEFITS:

     3.1  BONUS PAYMENTS:

          3.1.1 Bonus payments will be determined according to "Host Country" practice and individual offer letter details.

     3.2  PENSIONS AND OTHER BENEFITS:

          3.2.1 Normal retirement age is 60 for men and women, although the Company will consider each case on its merits.

          3.2.2 You shall be eligible to participate in the "Home Country" Company Pension Scheme, ("the Scheme") subject to its rules from time to time in force. Further details of the Scheme are available from Human Resources. The Company reserves the right to terminate its participation in the Scheme or to substitute another pension scheme or to alter the benefits available to you under the scheme. There is a contracting-out certificate in force in relation to the State Earnings related Pension Scheme.

          3.2.3 Where you choose not to join the Company Scheme because you are already contributing to another scheme the Company may on request and at its discretion pay a salary supplement in order that you can make contributions to the scheme of your choice. Evidence of your scheme and your contributions to it will be required before the increase will be made. The supplement will match your contribution to the maximum of 7% of base salary, subject to review. This element of base salary will be kept separate for salary review and comparison purposes. Eligibility for the supplement will be following three months service with the Company and will not be backdated. The Company shall be at any time entitled to terminate the entitlement to the salary supplement.

          3.2.4 You are eligible to participate in the Life Assurance and Long Term Disability Protection Schemes, subject to the terms and conditions of such schemes from time to time in force. Further details of the schemes are available from Fluman Resources. The Company reserves the right to terminate its participation in any of the schemes, or substitute other schemes, or alter the benefits available to you under any of the schemes.

          3.2.5     Medical Insurance will be as per "Host Country" practice.

4.   HOURS OF WORK:

     4.1 Normal Office hours are as per "Host Country/Office" Practice to be communicated locally. However, these may be varied at the request of or with the prior approval of your manager (see also next paragraph "Overtime"). You are required to be punctual at all times.

     4.2  OVERTIME:

          You will be expected to work overtime as and when required by the Company. This should be discussed in advance with your manager. It is not the Company's policy to pay overtime, although overtime may be paid at the Company's discretion to lower paid staff where overtime worked is considerable.
Otherwise, the amount and regularity of overtime worked will be taken into account when bonus awards (if any) are determined.

5.   HOLIDAYS:

     5.1 You are entitled to 25 days per annum of paid holiday (being your current entitlement including service related days) plus all regularly scheduled "Host Country" holidays for the period of your assignment.

     5.2 The holiday entitlement should, where possible, be taken during the holiday year, but any carry over policy is as per "Host Country".

     5.3 Your holiday dates must be approved by your manager well in advance and you should ensure that these interfere as little as possible with your work schedule.

     5.4 If you leave the Company's employment you will receive pay for any accrued holiday entitlement outstanding. This pay will be calculated by deducting holidays already taken from the amount of holiday accrued in that holiday year to the date of leaving. The Company may require you (at its discretion) to take any accrued holiday during the notice period.

     5.5 Should holiday already taken exceed entitlement, the company shall require you to repay an amount equivalent to the number of days by which you have exceeded your entitlement. The Company reserves the right to deduct this sum from any monies due to you from the Company upon termination, whether final salary, commission outstanding, or expenses, etc.

     5.6 In any case of termination for gross misconduct or where you leave the Company without working your full notice (without the Company's consent), management reserves the right to withhold any accrued holiday pay.

6.   ABSENCE FROM WORK:

     6.1  ABSENCE FROM DUTY OTHER THAN THROUGH SICKNESS OR INJURY:

          Prior permission for any absence during working hours other than sickness absence must be obtained from your manager. The duration of any such leave and whether it is paid or not will be wholly at the discretion of the Company.

     6.2  NOTIFICATION OF ALL ABSENCES (INCLUDING SICKNESS ABSENCE):

          6.2.1 If you are absent from work for any reason and your absence has not previously been authorized by your manager, you, or someone on your behalf, most notify your manager or the Human Resources Department as soon as practicable on the first day of absence of the reason for your absence, and if possible, the date of your expected return.

          6.2.2 Any unauthorized absence must be property explained and in the case of an absence of uncertain duration you must keep the Human Resources Department regularly informed of your situation.

          6.2.3     In addition, all "Host Country" procedure's apply.

     6.3  SICK PAY:

          "Host Country" policy and practice apply.

7.   PAYMENT OF EXPENSES:

     The Company will reimburse you all expenses properly incurred by you in the proper performance of your duties provided that on request you provide the Company with such vouchers or the evidence of actual payment of such expenses as the Company my reasonably require and provided you comply with the Company's "Host Country" Expense Policy.

     Falsification of expenses is an offence and will result in disciplinary action.

8.   CONFIDENTIALITY:

     8.1 You shall neither during your employment (except in the proper performance of your duties) nor at any time (without limit) after the termination thereof, howsoever arising, directly or indirectly:

          8.1.1 use for your own purposes or those of any other person, Company, business entity or other organization whatsoever, or

          8.1.2 disclose to any person, Company, business entity or other organization whatsoever,

any trade secrets or confidential information relating or belonging to the Company or its Associated suppliers including but not limited to any such information relating to customers, customer lists or requirements, price lists or pricing structures, marketing and sales information, business plans or dealings, employees or officers, financial information and plans, technical information, designs, formulae, product lines, research activities, any document marked 'confidential', or any information which you have been told is confidential or which you might reasonably expect the Company would regard as confidential, or any information which has been given to the Company or any Associated Company in confidence by customers, suppliers or other persons.

     8.2 You shall not at any time during the continuance of your employment with the Company make any notes list or memoranda relating to any matter within the scope of the Company's business, dealings or affairs other than in the proper performance of your duties. All such notes lists or memoranda and any copies thereof are the property of the Company and must be left at the Company's office upon the termination of your employment.

     8.3 The obligations contained in Clause 3.1 shall cease to apply to any information or knowledge which may subsequently come into the public domain after the termination of your employment, other than by way of unauthorized disclosure.

     8.4  You hereby warrant:

          8.4.1 That the performance of your duties will not breach any agreement or obligation to maintain as confidential any proprietary information belonging to any of your previous employers;

          8.4.2 That you have not taken nor disclosed to any person in the Company and will not disclose nor use in the performance of your duties hereunder any confidential or proprietary information or trade secrets belonging to any previous employer or bring onto the premises of the Company any unpublished documents or any property belonging to any previous employer unless with the consent in writing of such previous employer.

9.   TERMINATION OF EMPLOYMENT:

     9.1 Your contract of employment can be terminated by yourself on giving the Company three months notice, and by the Company on giving you twelve months.

     9.2 The Company reserves the right to make a payment in lieu of any notice of termination of employment. For the avoidance of doubt, where you have received pay in lieu of notice, you will not be entitled to any additional compensation in respect of any holiday which would otherwise have accrued during your notice period.

     9.3 The Company reserves the right to terminate your contract without any notice if it has reasonable grounds to believe you are guilty or gross misconduct. The Company reserves the right to suspend you on full pay pending any investigation.

          Examples of gross misconduct which will render you liable to summary dismissal include:

          -    breach of confidentiality;

          - theft or attempted theft of property belonging to the Company or any employee or third party;

          - falsifying Company records, self-certification forms or expense claims;

          - a criminal offence committed outside working hours, such as to adversely affect the Company's business reputation, or reflect on your suitability for the type of work which you perform or which affects your acceptability to other employees;

          -    violent, dangerous or intimidatory conduct;

          - drunkenness or being under the influence of any illegal drugs while at work;

          -    disloyal conduct;

          -    gross negligence;

          - gaining unauthorized access to the Company's computerized information;

          -    serious damage to Company property;

          - unauthorized acceptance of gifts in breach of Clause 14 of your terms and conditions of employment;

          - practical joking or horseplay at work of a kind such as to endanger the health and safety of fellow employees, customers or members of the public;

          -    gross insubordination to superiors in the Company;

          - any act which you know or ought reasonably to know is likely to bring the Company into disrepute;

          - wilful disregard of health and safety rules or a serious breach of any other Company rules, policies or procedures.

          It is stressed that the foregoing does not represent a complete list of all possible offences for which an employee may be summarily dismissed, but is only given by way of example. Other serious misconduct can have the same result.

     9.4 The Company reserves the right to require you not to attend work and/or not to undertake all or any of your duties of employment hereunder during any period of notice (whether given by you or the Company), provided always that the Company shall continue to pay your salary and contractual benefits.

     9.5 On termination of your employment, you must immediately return to the Company in accordance with its instructions all equipment, correspondence, records, specifications, software, models, notes, reports and other documents and any copies thereof and any other property belonging to the Company or its Associated Companies (including but not limited to the Company car, keys, credit cards and passes) which are in your possession or under your control. You will, if so required by the Company, confirm in writing that you have complied with your obligations under this Clause.

10.  RESTRICTIONS UPON TERMINATION OF EMPLOYMENT:

     10.1 You hereby agree that you will not for a period of 12 months immediately following the termination of your employment, howsoever arising, whether on your own behalf or in conjunction with any person, Company, business entity or other organization whatsoever directly or indirectly

          10.1.1 solicit or assist in soliciting in competition with the Company, the custom or business of any customer or prospective customer:

                    (a) with whom you have had personal contact or dealings on behalf of the Company during the 12 months immediately preceding the Termination Date;

                    (b) with whom employees reporting to you have had personal contact or dealings on behalf of the Company during the 12 months immediately preceding the Termination Date;

                    (c) for whom you were directly or indirectly responsible during the 12 months immediately preceding the Termination Date.

          10.1.2 Accept or facilitate the acceptance of, or deal with, in competition with the Company the custom or business of any customer or prospective customer with categories (a) to (c) in clause 10.1.1 above.

     10.2 You hereby agree that you will not for a period of 12 months immediately following the termination of your employment, howsoever arising, ("the Termination Date"), either on your own account or in conjunction with or on behalf of any other person, Company, business entity or other organization whatsoever directly or indirectly:

          10.2.1 induce, solicit, entice or procure, any person who is a Company Employee to leave such employment, where that person is a Company Employee on the Termination Date ("this is not in my current contract and is totally un-nessary", DKC)

          10.2.2 accept into employment or otherwise engage or use the services of any person referred to in Clause 10.1.1 above.

     10.3 The following words and expressions referred to above shall have the meanings set out below:

          10.3.1 "customer" shall mean any person, firm, company or other organization whatsoever with whom the Company has had any significant negotiation or discussions regarding the possible supply of goods or services.

          10.3.2 "prospective customer" shall mean any person, firm, company or other organization whatsoever with whom the Company has had any significant negotiations or discussions regarding the possible supply of goods or services.

          10.3.3 "Termination Date" means the date when your employment terminates howsoever arising.

          10.3.4    "Company Employee" means any person who was employed by
(i) the Company, or (ii) any Associated company, and

               (a) with whom you have had personal contact or dealings in performing your duties of employment; or

               (b)  who reported to you; or

               (c) Who had material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or Associated company (as applicable); or

               (d) who was a member of the management team of the Company or any Associated company.

11.  USE OF COMPUTER SOFTWARE:

     11.1 Informix licenses the use of computer software from a variety of outside companies. Informix does not own this software or its related documentation and, unless authorized by the software developer, does not have the right to copy it in any way.

     11.2 If the software is used on local area networks or on multiple machines, Informix employees must comply with the licence agreement.

     11.3 Informix employees learning of any misuse of software or related documentation within the Company must notify the department manager or the Company's legal department.

     11.4 Under English Copyright law, the unauthorized copying of computer software is illegal and carries civil penalties, including unlimited fines. Such unauthorized copying also constitutes theft and carries criminal penalties including fines and imprisonment. In addition to civil and criminal liability the unauthorized copying of computer software by an employee will render that employee liable to disciplinary action which may include summary dismissal.

     11.5 Informix does not condone the illegal duplication of software.

12.  COPYRIGHT, INVENTIONS AND PATENTS:

     12.1 All records, documents, papers (including copies and summaries thereof) and other copyright protected works made or acquired by you in the course of your employment shall, together with all the worldwide copyright and design rights in all such works, be and at all times remain the absolute property of the Company.

     12.2 You hereby irrevocably and unconditionally waive all rights granted by Chapter IV or Part I of the Copyright, Designs and Patents Act 1988 that vest in you (whether before, on or after the date hereof) in connection with your authorship of any copyright works in the course of your employment with the Company, wherever in the world enforceable, including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

     12.3 You and the Company acknowledge the provisions of Sections 39 to 42 of the Patents Act 1977 ("the Act") relating to the ownership of employees' inventions and the compensation of employees for certain inventions respectively.

     12.4 All inventions made, conceived or developed or discovered by you, either alone or in concert, while you are employed by the Company will forthwith be disclosed to the Company and subject to Section 39 of the Act will belong to and be the absolute property of the Company.

          12.4.1 "Inventions" shall mean any invention, development, process, plan, design, formula, specification, programme or other matter or work whatsoever which you make, conceive, discover or develop whilst you are employed by the Company (whether or not during normal business hours, whether or not on the Company's premises and whether the Company's resources, support or assistance is used) which relate to the actual or proposed business of the Company, or to the actual or anticipated research or development of the Company, or are suggested by or result from any task assigned to you or any person on behalf of the Company.

     12.5 At the request and cost of the Company (and notwithstanding the termination of your employment) you will sign and execute all such documents and do all such acts as the Company may reasonably require:

          12.5.1 to apply for and obtain in the sole name of the Company alone (unless the Company otherwise directs) patent, registered design, or other protection of any nature whatsoever in respect of such Inventions in any country throughout the world and, when so obtained or vested, to renew and maintain the same;

          12.5.2 to resist any objection or opposition to obtaining, and any petitions or applications for revocation of any such patent, registered design or other protection; and

          12.5.3 to bring any proceedings for infringement of any such patent, registered design or other protection.

     12.6 The Company will decide, in its sole discretion, when and whether to apply for patent, registered design or other protection in respect of the Inventions and reserves the right to work any of the Inventions as a secret process in which event you will observe the obligations relating to confidential information which are contained in Clause 8 of these Terms & Conditions.

     12.7 Any invention, whether patentable or otherwise related to or capable of being used in any business of the Company which is made or developed by you or with which you have been concerned to a material degree within the two years preceding the commencement of your employment with the Company, should be disclosed to the Company prior to the commencement of such employment.

13.  OTHER EMPLOYMENT:

     13.1 You must devote the whole of your time, attention and abilities during your hours of work for the Company to your duties for the Company. You may not under any circumstances, whether directly or indirectly undertake any other activities or duties of whatever kind during your hours of work for the Company.

     13.2 You may not without the prior written consent of your manager, outside your hours of work for the Company, engage in or be concerned with whether directly or indirectly any business or employment which is similar to or in any way connected or competitive with the business of the Company or in any other business, undertaking, or activity where this is likely to be in conflict with the interests of the Company or may adversely affect the efficient discharge of your duties. However, this does not preclude you from holding up to 5% of any class of securities in any Company which is quoted on a recognized stock exchange.

14.  ACCEPTANCE OF GIFTS:

     You may not without prior written consent of your manager accept any gift and/or favor of what ever kind from any customer, client or supplier of the Company or any prospective customer, client or supplier of the Company, unless it is of nominal value eg. diary, calendar etc. If you are in any doubt, you should speak to your manager.

15.  EMPLOYEE'S PERSONAL DETAILS:

     You must inform your manager and the Human Resources Department in writing of any change of name, address, telephone number, bank account, etc., immediately the change occurs.

     It is expected that you have given the Human Resources Department all the correct details concerning age, dependants, qualifications, grades of examinations passed etc. Should the Company discover that you have provided any false information in this or any other material respect, you will be liable to summary dismissal.

16.  GRIEVANCE PROCEDURE:

     "Host Country" practice applies.

17.  DISCIPLINARY PROCEDURE:

     "Host Country" practice applies.

18.  CHANGES TO YOUR TERMS OF EMPLOYMENT:

     18.1 The Company reserves the right to make reasonable changes to any of your Terms and Conditions of Employment.

     18.2 You will be notified of minor changes of detail by way of a general notice to all employees and any such changes take effect from the date of the Notice.

     18.3 You will be given not loss than one month's written notice of any significant changes which may be given by way of an individual notice or a general notice to all employees. Such changes will be deemed to be accepted unless you notify the Company of any objection in writing before the expiry of the notice period.

19.  ASSOCIATED COMPANIES:

     19.1 Some of your obligations in these Terms & Conditions (e.g. confidentiality) are owed not only to the Company but to "Associated Companies". There is a definition of "Associated Companies" set out below. The most obvious example of an Associated Company is Informix Inc.

     19.2 An "Associated Company" includes any firm, Company, corporation or other organization which is directly or indirectly controlled by the Company or directly or indirectly controls the Company; or is directly or indirectly controlled by a third party who also directly or indirectly controls the Company; or is the successor in title or assign of the firms, companies, corporations or other organizations referred to above.

20.  MISCELLANEOUS:

     20.1 The various provisions and sub-provisions of these Terms & Conditions are severable and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions or sub-provisions or identifiable parts thereof in these Terms & Conditions.

     20.2 The provisions of these Terms & Conditions and your employment letter shall be governed by and construed in accordance with the laws of England.

                     AGREEMENT OF TERMS AND CONDITIONS OF
                       EMPLOYMENT WITH INFORMIX IHQ LTD.


NAME:         Ken Coulter


JOB TITLE:    Executive Vice President, Worldwide Field Operations



Date of Commencement of Employment                          3rd February 1988
                                                            ------------------
Confirmed Date Of Commencement Of Assignment
(To be completed by the Company once assignment commences)
                                                            ------------------



SIGNED AND AGREED ON BEHALF OF INFORMIX IHQ LTD.




SIGNED:  /s/ Authorized Signatory                    DATE:  4, December 1996
         -------------------------------                    ------------------


TO BE COMPLETED BY EMPLOYEE:

I CONFIRM THAT I HAVE READ UNDERSTOOD AND AGREE WITH THE INFORMIX TERMS AND CONDITIONS OF EMPLOYMENT (REF: PL/09/92 -EXPAT) AND ACCEPT EMPLOYMENT ON THESE TERMS. (Except for clause 10.2.1).



SIGNED:  /s/ DK Coulter                               DATE: 5th December 1996
         -------------------------------                    -------------------